UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)    October 31, 2003
                                                     ----------------------
                                                      (October 30, 2003)
                                                     ----------------------



 Commission     Name of Registrants, State of Incorporation,   I.R.S. Employer
File Number     Address and Telephone Number                  Identification No.
-----------     --------------------------------------------  ------------------

 333-32170      PNM Resources, Inc.                               85-0468296
                (A New Mexico Corporation)
                Alvarado Square
                Albuquerque, New Mexico  87158
                (505) 241-2700

  1-6986        Public Service Company of New Mexico              85-0019030
                (A New Mexico Corporation)
                Alvarado Square
                Albuquerque, New Mexico  87158
                (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 12.   Results of Operations and Financial Condition

       On October 30, 2003, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three and nine months ended September 30, 2003. The press release is furnished herewith as
Exhibit 99.1 and incorporated by reference herein.

       The Company's press release and other communications from time to time may include certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

       Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events. The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

       In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.


                                  EXHIBIT INDEX

Exhibit Number Description

         99.1 Press Release dated October 30, 2003, PNM Resources, Inc. and Subsidiaries Consolidated Statements of Earnings for the three and nine months ended September 30, 2003 and 2002 and other select financial information.

                                  EXHIBIT 99.1

                  PNM Resources Reports Third Quarter Earnings

         Highlights:

          o Third Quarter 2003 GAAP earnings of $0.41 per diluted share, compared to $0.45 per diluted share in the third quarter of 2002.

          o Latest quarter includes a one-time charge of $0.24 per share due to cost associated with early retirement of debt.

          o Ongoing earnings for third quarter 2003 were $0.65 per share, up 10 percent or $0.06 per share over the comparable three months in 2002.

          o Gas utility operations lost $0.12 per share in the most recent quarter, compared to a loss of $0.10 in the third quarter of 2002. A proposed settlement of PNM's pending gas rate case is awaiting decision from the New Mexico Public Regulation Commission.

          o Total operating revenues rose $110.5 million, or 40 percent, to $385.2 million for the latest quarter.

          o Wholesale power revenues increased $73.0 million, or 72.1 percent, in the most recent quarter.

          o Gross operating margin improved $13.9 million or 8.9 percent, to $170.7 million for third quarter 2003, compared to $156.8 million in the third quarter 2002.

          o Gross margin on wholesale power sales increased 47.2 percent, to $27.1 million in the latest quarter, primarily due to additional long term power sales.

          o Gross margin on PNM utility operations rose $5.6 million or 4.1 percent over the comparable period last year, to $143.7 million in the latest quarter.

ALBUQUERQUE, N.M., October 30, 2003 - PNM Resources (NYSE: PNM) today reported ongoing earnings (before including one-time gains or charges) of $0.65 per share in the third quarter 2003, compared to $0.59 per share in the same period last year. Consolidated GAAP earnings were $16.6 million, or $0.41 per share (diluted), for the three months ended September 30, 2003. In the comparable period in 2002, the company reported consolidated net earnings of $17.7 million, or $0.45 per diluted share.

A one-time charge of $0.24 per share was recorded in the latest quarter. In the comparable period last year, PNM Resources reported a one-time charge of $0.14 per share.

GAAP net earnings of $2.06 per diluted common share for the nine months ended September 30, 2003, included a one-time gain of $0.94 per share (the cumulative effect of a change in accounting principle) and one-time charges of $0.51 per share, increasing earnings by a net of $0.43 per share. Ongoing earnings for the first three quarters of 2003 were $1.63 per diluted share, compared to ongoing earnings of $1.49 per diluted share in the first nine months of 2002.

                               PNM Resources, Inc.
          Reconciliation of GAAP Reported to Ongoing Earnings Per Share
                               September 30, 2003

                                 Three Months      Nine Months     Twelve Months
                              Q3 2003  Q3 2002  9/30/03  9/30/02  9/30/03  9/30/02
                              -------  -------  ------- --------  -------  -------
GAAP Reported EPS              $0.41    $0.45    $2.06    $1.35    $2.33    $1.46
One-time charges                0.24     0.14     0.51     0.14     0.74     0.27
Change in Accounting (1)          --       --    (0.94)      --    (0.99)      --
                              -------  -------  ------- --------  -------  -------
Ongoing earnings               $0.65    $0.59    $1.63    $1.49    $2.08    $1.73

Average diluted shares (000s) 40,706   39,325   39,936   39,484   39,795   39,502


"Our success in expanding our long-term wholesale contract business over the past year has been an important factor in improving PNM earnings in 2003," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba. "Electric utility earnings were also up for the quarter, but our gas utility continues to underperform. Losses in our gas utility increased 20 percent in this latest quarter compared to last year. The company is awaiting commission action on the negotiated settlement of our pending rate increase."

                               PERFORMANCE SUMMARY

Consolidated gross margin (operating revenues less cost of energy) for the quarter increased $13.9 million, or about 8.9 percent, to $170.7 million in the most recent quarter, compared to $156.8 million in the third quarter of 2002.

Retail electric gross margin increased $4.3 million, or 4.2 percent, to $104.8 million for the quarter, compared to $100.5 million in the third quarter last year. An increase in operating revenues due to growth in the PNM service territory and warmer weather in the third quarter 2003 compared to the same period last year was partially offset by the transfer of a large retail customer to wholesale status, and by a reduction in retail electric rates implemented in September 2003.

Gross margin on wholesale electric sales increased $8.7 million, or 47.2 percent, to $27.1 million for the third quarter 2003, compared to $18.4 million in the third quarter 2002. Long-term contract sales revenues increased by $28.7 million, to $41.3 million for the quarter, primarily due to the addition of several new contracts in 2003. Short-term and forward contract wholesale revenues increased from $88.5 million in the third quarter of 2002 to $132.8 million in the latest quarter, primarily due to higher average prices and increased sales volume in 2003.

                  ONE-TIME AND NON-RECURRING GAINS AND CHARGES

Third quarter 2003 results included a one time charge of $16.6 million, or $0.24 per share, reflecting the cost of refinancing long-term debt.

         OTHER RECENT SIGNIFICANT DEVELOPMENTS AFFECTING PNM RESOURCES:

          o In October, PNM announced an agreement to sell 50MW of energy, together with renewable energy credits, in the third quarter of each year from 2004-2008 to Salt River Project in Arizona.

          o In September, PNM entered into a contract to supply from 15 to 25 MW of power to Overton Power District Number 5 in Nevada.

          o Also in September, PNM issued $300 million in Senior Unsecured Notes to replace $268 million in existing debt in a transaction expected to save about $5 million annually in interest expense.

          o In October, the company proposed deferring the residential portion of a $22 million increase in gas revenues (including $20 million in gas service rates and $1.6 million in a tariff for miscellaneous charges) until the spring and summer of 2004. The increase, part of a negotiated settlement of PNM's pending gas rate case, was originally planned to take effect in November 2003.

Details of these announcements and other PNM Resources news are available at the company's website, pnm.com.

                      EARNINGS GUIDANCE UNCHANGED FOR 2003

Based on results for the first three quarters of 2003 and its financial and operating forecasts for the remainder of the year, the company today reaffirmed existing earnings guidance for 2003. The company expects 2003 ongoing earnings (not including one-time gains and charges) will be between $1.80 and $2.05 per diluted share.

                        EARNINGS TELECONFERENCE SCHEDULED

PNM Resources has scheduled a teleconference for 9:00 a.m. Eastern Time on October 31, 2003, to discuss Third Quarter 2003 earnings and other issues of interest to shareholders and investors. The public is invited to listen to the teleconference by calling 1- 800-915-4836 after 8:45 a.m. ET. A webcast of the teleconference can be accessed through a link on the company's website at pnm.com. A presentation that will accompany the teleconference is also available at pnm.com.


PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 450,000 natural gas customers and 390,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                     Three Months Ended            Nine Months Ended
                                                       September 30,                 September 30,
                                                 ---------------------------  --------------------------
                                                     2003           2002          2003          2002
                                                 ------------   ------------  ------------  ------------
                                                         (In thousands, except per share amounts)
Operating Revenues:
  Electric.....................................    $337,198       $238,096      $844,726      $636,017
  Gas..........................................      47,938         36,244       268,200       189,413
  Unregulated businesses.......................          25            335           137         1,252
                                                 ------------   ------------  ------------  ------------
    Total operating revenues...................     385,161        274,675     1,113,063       826,682
                                                 ------------   ------------  ------------  ------------
Operating Expenses:
  Cost of energy sold..........................     214,416        117,899       615,685       369,887
  Administrative and general...................      38,599         38,787       113,241       106,494
  Energy production costs......................      34,217         35,238       103,826       104,411
  Depreciation and amortization................      29,260         25,780        86,484        75,776
  Transmission and distribution costs..........      15,150         15,949        46,503        47,937
  Taxes, other than income taxes...............       7,439          7,077        21,945        24,589
  Income taxes.................................      10,199          4,810        26,158        16,317
                                                 ------------   ------------  ------------  ------------
    Total operating expenses...................     349,280        245,540     1,013,842       745,411
                                                 ------------   ------------  ------------  ------------
    Operating income...........................      35,881         29,135        99,221        81,271
                                                 ------------   ------------  ------------  ------------
Other Income and Deductions:
  Other income.................................      15,455         13,801        39,406        39,252
  Other deductions.............................      (18,761)       (6,842)      (40,693)      (10,234)
  Income tax expense...........................       1,193         (2,541)          468       (10,815)
                                                 ------------   ------------  ------------  ------------
    Net other income and deductions............       (2,113)        4,418          (819)       18,203
                                                 ------------   ------------  ------------  ------------
    Income before interest charges.............      33,768         33,553        98,402        99,474

Interest Charges...............................      17,053         15,756        53,050        45,571
Preferred Stock Dividend Requirements
   of Subsidiary...............................         147            147           440           440
                                                 ------------   ------------  ------------  ------------
Net Earnings from Operations...................      16,568         17,650        44,912        53,463
                                                 ------------   ------------  ------------  ------------
Cumulative Effect of a Change in Accounting
   Principle, Net of Tax of $24,524............           -              -        37,422             -
                                                 ------------   ------------  ------------  ------------

Net Earnings...................................    $ 16,568       $ 17,650      $ 82,334      $ 53,463
                                                 ============   ============  ============  ============
Net Earnings per Common Share:

  Basic........................................     $  0.41        $  0.45       $  2.08       $  1.37
                                                 ============   ============  ============  ============
  Diluted......................................     $  0.41        $  0.45       $  2.06       $  1.35
                                                 ============   ============  ============  ============
Dividends Paid per Share of Common Stock.......     $  0.23        $  0.22       $  0.68       $  0.64
                                                 ============   ============  ============  ============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show electric revenues by customer class and average customers:

                            Electric Retail Revenues

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
      Residential..............        $58,301        $53,213        $5,088
      Commercial...............         73,918         69,800         4,118
      Industrial...............         16,689         21,819        (5,130)
      Other....................          5,838          5,838             -
                                 -------------  -------------  --------------
                                      $154,746       $150,670        $4,076
                                 =============  =============  ==============
      Average customers........        397,489        385,468        12,021
                                 =============  =============  ==============

                                      Nine Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
       Residential.............      $156,135       $149,631         $6,504
       Commercial..............       192,008        187,382          4,626
       Industrial..............        51,791         62,239        (10,448)
       Other...................        14,947         15,174           (227)
                                 -------------  -------------  --------------
                                     $414,881       $414,426          $ 455
                                 =============  =============  ==============

       Average customers.......       394,878        383,572         11,306
                                 =============  =============  ==============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show electric sales by customer class:

                                 Electric Sales

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                               (Megawatt hours)
        Residential............        688,617        620,299        68,318
        Commercial.............        995,470        928,250        67,220
        Industrial.............        332,747        427,481       (94,734)
        Other..................         76,305         80,711        (4,406)
                                 -------------  -------------  --------------
                                     2,093,139      2,056,741        36,398
                                 =============  =============  ==============

                                      Nine Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                               (Megawatt hours)
        Residential............     1,827,897      1,743,712         84,185
        Commercial.............     2,546,486      2,462,727         83,759
        Industrial.............     1,029,625      1,225,398       (195,773)
        Other..................       189,612        203,736        (14,124)
                                 -------------  -------------  --------------
                                    5,593,620      5,635,573        (41,953)
                                 =============  =============  ==============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show gas revenues by customer and average customers:

                                  Gas Revenues

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
        Residential............        $25,852        $20,550         $5,302
        Commercial.............          9,281          6,249          3,032
        Industrial.............            391            348             43
        Transportation*........          5,584          4,941            643
        Other..................          6,830          4,156          2,674
                                 -------------  -------------  --------------
                                       $47,938        $36,244        $11,694
                                 =============  =============  ==============
        Average customers......        450,378        439,638         10,740
                                 =============  =============  ==============

                                      Nine Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
        Residential............       $168,525      $118,274         $50,251
        Commercial.............         54,844        36,839          18,005
        Industrial.............          1,856         1,412             444
        Transportation*........         15,339        13,686           1,653
        Other..................        27,636         19,202           8,434
                                 -------------  -------------  --------------
                                     $268,200       $189,413         $78,787
                                 =============  =============  ==============
        Average customers......       451,164        442,360           8,804
                                 =============  =============  ==============

       *Customer-owned gas.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show gas throughput by customer class:

                                 Gas Throughput

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                          (Thousands of decatherms)
        Residential.............         2,212          2,291           (79)
        Commercial..............         1,306          1,263            43
        Industrial..............            62             94           (32)
        Transportation*.........        17,613         13,753         3,860
        Other...................           955            800           155
                                 -------------  -------------  --------------
                                        22,148         18,201         3,947
                                 =============  =============  ==============

                                      Nine Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                          (Thousands of decatherms)
        Residential.............      18,069         18,791            (722)
        Commercial..............       7,281          7,827            (546)
        Industrial..............         318            390             (72)
        Transportation*.........      42,703         35,226           7,477
        Other...................       3,924          3,904              20
                                 -------------  -------------  --------------
                                      72,295         66,138           6,157
                                 =============  =============  ==============

       *Customer-owned gas.

                         Electric Transmission Revenues

                                       Three Months Ended
                                         September 30,
                                      2003           2002          Variance
                                  -------------  -------------  --------------
                                                 (In thousands)
        External customers.......     $ 8,920        $ 5,693         $ 3,227
                                  =============  =============  ==============

                                       Nine Months Ended
                                         September 30,
                                      2003           2002          Variance
                                  -------------  -------------  --------------
                                                 (In thousands)
        External customers.......    $ 15,794       $ 17,504         $(1,710)
                                  =============  =============  ==============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show revenues by customer class:

                               Wholesale Revenues

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
        Long-term contracts....        $40,702        $12,682        $28,020
        Forward sales*.........         58,708         18,792         39,916
        Short-term sales.......         74,122         69,722          4,400
                                 -------------  -------------  --------------
                                      $173,532       $101,196        $72,336
                                 =============  =============  ==============

                                      Nine Months Ended
                                           June 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                                (In thousands)
        Long-term contracts....      $100,488        $45,742         $54,746
        Forward sales*.........       125,656         56,942          68,714
        Short-term sales.......       187,907        156,298          31,609
                                 -------------  -------------  --------------
                                     $414,051       $258,982        $155,069
                                 =============  =============  ==============

       *Includes mark-to-market gains/(losses).

       Note: For comparative purposes, wholesale revenues for the three months and nine months ended September 30, 2002 included in these comparative operating statistics have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce 2002 forward sales revenue by $19.5 million and $54.9 million, respectively. These GAAP adjustments are included in the statement of earnings.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following tables show sales by customer class:

                                 Wholesale Sales

                                      Three Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  --------------
                                               (Megawatt hours)
        Long-term contracts.....       730,536        160,947       569,589
        Forward sales...........     1,063,000        292,640       770,360
        Short-term sales........     1,514,924      2,013,673      (498,749)
                                 -------------  -------------  --------------
                                     3,308,460      2,467,260       841,200
                                 =============  =============  ==============

                                      Nine Months Ended
                                        September 30,
                                     2003           2002          Variance
                                 -------------  -------------  ---------------
                                               (Megawatt hours)
        Long-term contracts.....    1,792,653        669,100       1,123,553
        Forward sales...........    2,580,380        945,620       1,634,760
        Short-term sales........    4,323,668      5,623,388      (1,299,720)
                                 -------------  -------------  ---------------
                                    8,696,701      7,238,108       1,458,593
                                 =============  =============  ===============

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC. AND
                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                    --------------------------------------------
                                                    (Registrant)


Date:  October 31, 2003                         /s/ Robin A. Lumney
                                    --------------------------------------------
                                                  Robin A. Lumney
                                             Vice President, Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)